EXHIBIT 99.1

FORTEGRA FINANCIAL CORPORATION REPORTS RESULTS
FOR THE THIRD QUARTER OF 2013

Jacksonville, FL - November 11, 2013 - Fortegra Financial Corporation (NYSE: FRF), a diversified insurance services company offering a wide array of revenue enhancement products, including service contracts, device and warranty services, and distribution and administration services, reported its results for the third quarter and nine months ended September 30, 2013.

•	Total revenues increased 33.0% to $102.6 million for the third quarter of 2013 from $77.1 million for the third quarter of 2012.

•	Net revenues for the third quarter of 2013 increased 14.3% to $35.6 million from $31.1 million for the third quarter of 2012.

•	Direct and assumed written premiums for the third quarter of 2013 increased 16.0% to $116.5 million from $100.4 million for the third quarter of 2012.

•	Net income was $3.2 million for the third quarter of 2013 compared to $4.0 million for the third quarter of 2012.

•	Net Income on a Non-GAAP basis was $3.9 million for the third quarter of 2013 compared to $3.8 million for the third quarter of 2012.

•	Diluted earnings per share were $0.16 for the third quarter of 2013 compared to $0.20 for the third quarter of 2012.

•	Non-GAAP earnings per share on a diluted basis were $0.19 for both the third quarter of 2013 and 2012.

"Overall, our third quarter was very productive despite the challenges we faced given the regulatory and economic environments in which we operated," said Richard S. Kahlbaugh, Chairman, President and Chief Executive Officer of Fortegra. "Our quarterly results reflected continued pressures facing our motor clubs coupled with a seasonally weak period for ProtectCELL. Still, revenue gains from ProtectCELL and 4Warranty contributed a combined $6.0 million to our net revenues for the quarter and our written premium across the enterprise grew 16.0% to $116.5 million for the quarter. Our brokerage segment posted stable results and we made substantive progress on our strategic goals which we believe will drive organic growth and create value. Our operating expenses decreased almost 7% on a comparable basis. The Company also delivered on its commitment to further develop new products and cultivate new channels and initiatives. I am pleased to report we are making meaningful progress on multiple fronts and I am very encouraged by the direction in which we are heading."

Third Quarter Results
Total revenues increased 33.0% to $102.6 million for the third quarter of 2013, compared to $77.1 million for the third quarter of 2012, and include $0.8 million of net realized investment gains. Net revenues, which are comprised of total revenues less net losses and loss adjustment, member benefit claims and commissions expenses, increased 14.3% to $35.6 million for the third quarter of 2013, compared to $31.1 million for the prior-year period. Both total revenues and net revenues were favorably impacted by the acquisitions of ProtectCELL and 4Warranty. During the third quarter of 2012, a change in accounting estimate increased total revenues and net revenues by $4.0 million and $1.2 million, respectively. Operating expenses for the third quarter of 2013 increased 23.4% to $25.5 million compared to $20.7 million in the prior-year period. Excluding operating expenses associated with ProtectCELL and 4Warranty and costs to support the direct-to-consumer initiative, operating expenses decreased 6.8% or $1.4 million for the third quarter of 2013, compared to the prior-year period. Income tax expense for the third quarter of 2013 includes the effect of income tax provision-to-return true-ups of $0.3 million, compared to $0.1 million of similar true-ups recorded in the third quarter of 2012.

Net income for the third quarter of 2013 was $3.2 million, or $0.16 per diluted share, compared to $4.0 million, or $0.20 per diluted share, for the prior-year period. The prior year period net income included a $1.0 million favorable impact, or $0.05 per diluted share, from a change in accounting estimate. Adjusted EBITDA for the third quarter of 2013 was $10.6 million, compared to $9.3 million for the third quarter of 2012. Adjusted EBITDA margin for the third quarter of 2013 was 29.9%, compared to 31.0% for the prior-year period.

Segment Results
Payment Protection
Net revenues for the Payment Protection segment increased 31.5% to $22.8 million for the third quarter of 2013, compared to $17.4 million for the prior-year period. The increase resulted primarily from a $5.3 million increase in net revenue attributable to the 2012 acquisition of ProtectCELL and $0.6 million for 4Warranty. In addition, realized gains increased by $0.8 million due to gains on invested assets sold in the third quarter of 2013 and growth in the direct-to-consumer initiative contributed $0.5 million to the increase, while Motor Club net revenues increased $0.1 million. These increases were partially offset by the 2012 change in accounting estimate that increased 2012 net revenues by $1.2 million.

EBITDA for the Payment Protection segment was $7.0 million for the third quarter of 2013, compared to $7.8 million for the prior-year period. EBITDA margin percentage for the Payment Protection segment was 30.6% for the third quarter of 2013, compared to 44.9% for the prior-year period. The lower EBITDA margin percentage for 2013, resulted primarily from a change in the mix of business with the addition of ProtectCELL, 4Warranty and our direct to consumer initiative.

Business Process Outsourcing (BPO)
Net revenues for the BPO segment decreased 24.9% to $3.7 million for the third quarter of 2013 compared to $5.0 million for the prior-year period. EBITDA for the BPO segment was $1.3 million for the third quarter of 2013, compared to $1.1 million for the prior-year period. EBITDA margin percentage for the BPO segment was 36.2% for the third quarter of 2013, compared to 22.5% for the prior-year period. The higher margin percentage resulted from decreases in operating expenses.

Brokerage
Net revenues for the Brokerage segment increased 2.5% to $9.1 million for the third quarter of 2013 compared to $8.8 million for the prior-year period. Net revenues at Bliss & Glennon increased $0.5 million, compared to the same period in 2012, partially offset by a decline in collateral recovery revenues of $0.2 million. EBITDA for the Brokerage segment was $1.8 million for the third quarter of 2013, compared to $1.6 million for the prior-year period. EBITDA margin percentage for the Brokerage segment increased to 19.5% for the third quarter of 2013, compared to 17.8% for the prior-year period.

Balance Sheet
Total investments and cash and cash equivalents increased to $147.3 million at September 30, 2013 compared to $133.3 million at December 31, 2012. Unearned premiums were $249.7 million at September 30, 2013 compared to $235.9 million at December 31, 2012. Total debt outstanding at September 30, 2013 decreased to $117.8 million compared to $124.4 million at December 31, 2012. Stockholder's equity increased to $153.0 million at September 30, 2013 from $145.7 million at December 31, 2012.

Conference Call Information
Fortegra Financial's executive management will host a conference call to discuss its third quarter 2013 results on Tuesday, November 12, 2013 at 8:30 a.m. Eastern Time.  To participate in the live call, dial (877) 407-3982 within the U.S., or (201) 493-6780 for international callers. A live audio webcast will also be available on the Investors page of the company's website: http://www.fortegrafinancial.com. A replay of the call will be available beginning November 12, 2013 at 11:30 a.m. ET and ending on November 19, 2013 at 11:59 p.m. Eastern Time on the Company's website, and by dialing (877) 870-5176 in the U.S. or (858) 384-5517 for international callers. The pass code for the replay is 13572646.

Statistical Supplement
In addition, the Company has provided a statistical supplement, which can be accessed through the "Investor Relations" section of Fortegra Financial's website at: http://www.fortegrafinancial.com.

About Fortegra Financial Corporation
Fortegra Financial Corporation is a diversified insurance services company offering a wide array of revenue enhancement products, including service contracts, device and warranty services, and distribution and administration services, to insurance companies, insurance brokers and agents and other financial services companies, primarily in the United States. Fortegra's brands include FortegraTM, Life of the South®, 4Warranty, ProtectCELLTM, Continental Car ClubTM, Auto Knight Motor ClubTM, United Motor ClubTM, ConsectaTM, Pacific Benefits GroupTM, Bliss & GlennonTM, eReinsureTM,, South Bay Acceptance Corporation and Universal Equipment Recovery Group.

Use of Non-GAAP Financial Information
We present certain additional financial measures related to our Business Segments that are "Non-GAAP measures" within the meaning of Regulation G under the Securities Act of 1934. We present these Non-GAAP measures to provide investors with additional information to analyze our performance from period to period.  Management also uses these measures to assess performance for our segments and to allocate resources in managing our businesses.  However, investors should not consider these Non-GAAP measures as a substitute for the financial information that we report in accordance with GAAP.  These Non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled Non-GAAP measures presented by other companies.

In this Earnings Release, we present Net Income - Non-GAAP Basis, Non-GAAP Earnings per share - basic and diluted, EBITDA and Adjusted EBITDA. These financial measures as presented in this Earnings Release are considered Non-GAAP financial measures and are not recognized terms under U.S. GAAP and should not be used as an indicator of, and are not an alternative to, net income or earnings per share as a measure of operating performance. Net Income - Non-GAAP Basis as used in this Earnings Release, generally means net income adjusted (on a tax-effected basis) by transaction costs associated with acquisitions, stock-based compensation, restructuring expenses, and unusual or non-recurring charges and items that affect comparability of results. Non-GAAP earnings per share - basic and diluted as presented in this Earnings Release adjust for the impact of the Non-GAAP adjustments to net income, net of tax, on a per share basis, EBITDA as used in this Earnings Release is net income before interest expense, income taxes, net income attributable to non-controlling interests, depreciation and amortization. Adjusted EBITDA as used in this Earnings Release means "Consolidated Adjusted EBITDA" which is defined under our credit facility with Wells Fargo Bank, N.A., and which generally means consolidated net income before net income attributable to non-controlling interests, consolidated interest expense, consolidated amortization expense, consolidated depreciation expense and consolidated income tax expense. The other items excluded in this calculation may include if applicable, but are not limited to, specified acquisition costs, impairment of goodwill and other non-cash charges, stock-based compensation expense, and unusual or non-recurring charges and items that affect comparability of results. The calculation below does not give effect to certain additional adjustments permitted under our credit facility, which if included, would increase the amount of Adjusted EBITDA reflected in this table. We believe presenting Net Income - Non-GAAP Basis, Non-GAAP Earnings per share - basic and diluted, EBITDA and Adjusted EBITDA provides investors with a supplemental financial measure of our operating performance.
In addition to the financial covenant requirements under our credit facility, management uses Net Income - Non-GAAP Basis, Non-GAAP Earnings per share - basic and diluted, EBITDA and Adjusted EBITDA as financial measures of operating performance for planning purposes, which may include, but are not limited to, the preparation of budgets and projections, the determination of bonus compensation for executive officers, the analysis of the allocation of resources and the evaluation of the effectiveness of business strategies. Although we use EBITDA and Adjusted EBITDA as financial measures to assess the operating performance of our business, both measures have significant limitations as analytical tools because they exclude certain material expenses. For example, they do not include interest expense and the payment of income taxes, which are both a necessary element of our costs and operations. Since we use property and equipment to generate service revenues, depreciation expense is a necessary element of our costs. In addition, the omission of amortization expense associated with our intangible assets further limits the usefulness of this financial measure. Management believes the inclusion of the adjustments to EBITDA and Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because EBITDA and Adjusted EBITDA do not account for these expenses, its utility as a financial measure of our operating performance has material limitations. Due to these limitations, management does not view EBITDA and Adjusted EBITDA in isolation or as a primary financial performance measure.
We believe Net Income- Non-GAAP Basis, Non-GAAP Earnings per share - basic and diluted, EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of similar companies in similar industries and to measure the company's ability to service its debt and other cash needs. Because the definitions of Net Income- Non-GAAP Basis, Non-GAAP Earnings per share - basic and diluted, EBITDA and Adjusted EBITDA (or similar financial measures) may vary among companies and industries, they may not be comparable to other similarly titled financial measures used by other companies.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. We believe these factors include, but are not limited to, those described under Item 1A. - "Risk Factors" in Fortegra's most current Annual Report on Form 10-K and most current Quarterly Report on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Further information concerning Fortegra and its business, including factors that potentially could materially affect Fortegra's financial results, is contained in Fortegra's filings with the SEC, which are available free of charge at the SEC's website at http://www.sec.gov and from Fortegra's website in the "Investor Relations" section under "SEC Filings" at http://www.fortegrafinancial.com.

Contacts:
Stephanie Gannon
904-352-2759
investor.relations@fortegra.com

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Revenues:
Service and administrative fees	$49,238	$22,898	$135,022	$67,195
Brokerage commissions and fees	8,787	8,411	28,409	27,295
Ceding commission	8,731	11,122	22,851	25,396
Net investment income	772	744	2,433	2,219
Net realized investment gains (losses)	756	(16)	2,043	(6)
Net earned premium	34,106	33,893	100,929	97,770
Other income	179	52	529	172
Gain on sale of subsidiary	—	—	402	—
Total revenues	102,569	77,104	292,618	220,041
Net losses and loss adjustment expenses	9,957	11,430	31,096	32,272
Member benefit claims	13,834	1,157	34,624	3,558
Commissions	43,175	33,377	120,148	96,647
Net Revenues	35,603	31,140	106,750	87,564

Expenses:
Personnel costs	14,649	12,708	45,089	36,467
Other operating expenses	10,850	7,959	30,438	21,635
Depreciation and amortization	1,378	871	4,063	2,584
Amortization of intangibles	1,870	1,127	5,598	3,775
Interest expense	1,501	2,025	4,489	5,267
Total expenses	30,248	24,690	89,677	69,728
Income before income taxes and non-controlling interests	5,355	6,450	17,073	17,836
Income taxes	2,268	2,397	6,048	6,392
Income before non-controlling interests	3,087	4,053	11,025	11,444
Less: net (loss) income attributable to non-controlling interests	(135)	29	868	62
Net income	$3,222	$4,024	$10,157	$11,382

Earnings per share:
Basic	$0.17	$0.21	$0.52	$0.59
Diluted	$0.16	$0.20	$0.49	$0.56
Weighted average common shares outstanding:
Basic	19,405,597	19,531,694	19,500,430	19,705,105
Diluted	20,404,508	20,463,238	20,531,122	20,620,084

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)
(All Amounts in Thousands)

	At
	September 30, 2013	December 31, 2012
Assets:
Investments:
Fixed maturity securities available-for-sale, at fair value	$122,760	$110,641
Equity securities available-for-sale, at fair value	6,372	6,220
Short-term investments	971	1,222
Total investments	130,103	118,083
Cash and cash equivalents	17,213	15,209
Restricted cash	28,792	31,142
Accrued investment income	1,006	1,235
Notes receivable, net	5,818	11,290
Accounts and premiums receivable, net	32,785	27,302
Other receivables	36,109	13,393
Reinsurance receivables	211,835	203,988
Deferred acquisition costs	67,529	59,320
Property and equipment, net	16,805	17,900
Goodwill	127,679	127,679
Other intangible assets, net	65,139	70,310
Income taxes receivable	—	2,919
Other assets	9,062	7,667
Total assets	$749,875	$707,437

Liabilities:
Unpaid claims	$33,471	$33,007
Unearned premiums	249,671	235,900
Policyholder account balances	24,403	26,023
Accrued expenses, accounts payable and other liabilities	76,298	58,660
Income taxes payable	237	—
Deferred revenue	69,188	55,043
Note payable	82,750	89,438
Preferred trust securities	35,000	35,000
Deferred income taxes, net	25,844	28,651
Total liabilities	596,862	561,722

Stockholders' Equity:
Preferred stock	—	—
Common stock	209	207
Treasury stock, at cost	(8,014)	(6,651)
Additional paid-in capital	98,893	97,641
Accumulated other comprehensive loss, net of tax	(3,471)	(631)
Retained earnings	59,974	49,817
Stockholders' equity before non-controlling interests	147,591	140,383
Non-controlling interests	5,422	5,332
Total stockholders' equity	153,013	145,715
Total liabilities and stockholders' equity	$749,875	$707,437

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME- Segments (Unaudited)
(All Amounts in Thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Segment Net Revenue
Payment Protection (1)	$22,823	$17,350	$65,332	$45,355
BPO	3,717	4,951	11,900	13,565
Brokerage	9,063	8,839	29,518	28,644
Segment net revenues	35,603	31,140	106,750	87,564

Operating Expenses
Payment Protection	15,833	9,563	44,805	26,205
BPO	2,370	3,836	8,706	10,320
Brokerage	7,296	7,268	22,016	21,577
Total operating expenses	25,499	20,667	75,527	58,102

EBITDA
Payment Protection	6,990	7,787	20,527	19,150
BPO	1,347	1,115	3,194	3,245
Brokerage	1,767	1,571	7,502	7,067
Total EBITDA	10,104	10,473	31,223	29,462

Depreciation and Amortization
Payment Protection	1,736	863	5,145	2,577
BPO	845	494	2,512	1,495
Brokerage	667	641	2,004	2,287
Total depreciation and amortization	3,248	1,998	9,661	6,359

Interest Expense
Payment Protection	1,022	1,359	3,044	3,342
BPO	176	294	528	820
Brokerage	303	372	917	1,105
Total interest expense	1,501	2,025	4,489	5,267

Income before income taxes and non-controlling interests
Payment Protection	4,232	5,565	12,338	13,231
BPO	326	327	154	930
Brokerage	797	558	4,581	3,675
Total income before income taxes and non-controlling interests	5,355	6,450	17,073	17,836
Income taxes	2,268	2,397	6,048	6,392
Less: net (loss) income attributable to non-controlling interests	(135)	29	868	62
Net income	$3,222	$4,024	$10,157	$11,382

(1) - Includes the $402 gain on sale of subsidiary for the nine months ended September 30, 2013.

FORTEGRA FINANCIAL CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION -
EBITDA AND ADJUSTED EBITDA (Unaudited)
(All Amounts in Thousands, except for percentages)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net income	$3,222	$4,024	$10,157	$11,382
Depreciation and amortization	1,378	871	4,063	2,584
Amortization of intangibles	1,870	1,127	5,598	3,775
Interest expense	1,501	2,025	4,489	5,267
Income taxes	2,268	2,397	6,048	6,392
Net (loss) income attributable to non-controlling interests	(135)	29	868	62
EBITDA	10,104	10,473	31,223	29,462
Transaction costs (1)	25	5	166	139
Stock-based compensation expense	357	288	989	657
Restructuring expenses	—	—	1,234	—
Gain on sale of subsidiary	—	—	(402)	—
Legal expenses	152	—	395	—
Change in accounting estimate	—	(1,509)	—	(1,509)
Adjusted EBITDA	$10,638	$9,257	$33,605	$28,749

EBITDA Margin	28.4%	33.6%	29.2%	33.6%
Adjusted EBITDA Margin (2)	29.9%	31.0%	31.5%	33.3%

(1) - Represents transaction costs associated with acquisitions.

(2) - The change in accounting estimate affecting the three and nine month periods ending September 30, 2012 impacted net revenues by $1.2 million and other operating expense by ($0.3) million. The Adjusted EBITDA Margin for these periods is computed based on net revenues and income before tax adjusted for these impacts.

FORTEGRA FINANCIAL CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION -
NET INCOME - NON-GAAP BASIS (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net income	$3,222	$4,024	$10,157	$11,382
Non-GAAP Adjustments, net of tax
Transaction costs associated with acquisitions (1)	25	5	166	139
Stock-based compensation	232	186	642	425
Restructuring expenses	—	—	799	—
Gain on sale of subsidiary	—	—	(261)	—
Legal	99	—	257	—
Retirement of debt (2)	—	439	—	439
Change in accounting estimate	—	(976)	—	(976)
Income tax provision-to-return true-ups	312	116	312	103
Total Non-GAAP adjustments, net of tax	668	(230)	1,915	130
Net income - Non-GAAP basis	$3,890	$3,794	$12,072	$11,512

GAAP earnings per share - basic	$0.17	$0.21	$0.52	$0.59
Non-GAAP adjustments, net of tax	0.03	(0.01)	0.10	0.01
Non-GAAP earnings per share - basic	$0.20	$0.20	$0.62	$0.60

GAAP earnings per share - diluted	$0.16	$0.20	$0.49	$0.56
Non-GAAP adjustments, net of tax	0.03	(0.01)	0.09	0.01
Non-GAAP earnings per share - diluted	$0.19	$0.19	$0.58	$0.57

Weighted average common shares outstanding:
Basic	19,405,597	19,531,694	19,500,430	19,705,105
Diluted	20,404,508	20,463,238	20,531,122	20,620,084

(1) Adjustments not tax effected.

(2) - 2012 amounts represent the write off of $678 in previously capitalized transactions costs on the termination of the SunTrust Bank, N.A., revolving credit line, net of tax.

Note: Schedule may not add or recalculate due to rounding.